Exhibit 99.2

FOR IMMEDIATE RELEASE ON MONDAY, APRIL 7, 2008

KODIAK OIL & GAS CORP. RECEIVES BAKKEN PLAY ENVIRONMENTAL ASSESSMENT APPROVAL AND CONTRACTS DRILLING RIG

DENVER — April 7, 2008 /PRNewswire-FirstCall/ — Kodiak Oil & Gas Corp. (Amex: KOG), an oil and gas exploration and production company with assets in the Green River Basin of southwest Wyoming and the Williston Basin of North Dakota and Montana, today announced that it has received a Finding of No Significant Impact (FONSI) and the necessary approval of the environmental assessment (EA) with respect to the Tall Bear #16-15H well on the Fort Berthold Reservation in Dunn County, N.D.  The EA approval is a key step in the drilling permit process which is moving forward after today’s EA approval.  While this permit is being processed, Kodiak is preparing to submit additional drilling permits for additional wellsites in the near future.  The Tall Bear #16-15H is a horizontal well targeting oil potential in the Bakken shale and is being permitted to a proposed total depth of 15,600 feet.  The Company expects to spud the well as soon possible following the necessary permitting.

Kodiak also announced that it has entered into a long-term contract for a new-build rig from a large land-drilling contractor.  The rig is designed to Kodiak specifications to optimally drill horizontal Bakken shale wells and other Williston Basin formations.  Kodiak expects the rig to be delivered in 90 to 120 days and it will be used exclusively for its Williston Basin operations, including Red River and Mission Canyon prospects.  In order to expedite its Bakken drilling operations, the Company is actively seeking a one-well window for a sub-contracted rig from a drilling contractor or operator in the area.

Management Comment

Commenting on the Bakken play developments, Lynn Peterson, Kodiak’s President and CEO said:  “We have devoted considerable time and effort to ensure the EA and permitting process on the Fort Berthold Reservation is structured with meticulous attention to detail.  Our work with the Bureau of Indian Affairs and the Bureau of Land Management to create a standardized template for permitting and environmental assessment is an important step for our future plans. We believe our leasehold is prospective for development drilling in the prolific Bakken shale oil trend.  In order to best develop our lands, it is important to have best-practice regulatory and permitting processing in place and agreed upon by industry and the regulatory agencies involved.”

About Kodiak Oil & Gas Corp.

Kodiak Oil & Gas, Denver-based, is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas in the Williston and Green River Basins in the U.S. Rocky Mountains. For further information, please visit www.kodiakog.com.  The Company’s common shares are listed for trading on the American Stock Exchange “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” ‘projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the Company’s exploration, drilling and development plans, the Company’s expectations regarding the timing and success of such programs, the Company’s expectations regarding the timing and amount of future revenues and the Company’s expectations regarding the future production of its oil & gas properties. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in the prices of oil and gas, uncertainties inherent in estimating quantities of oil and gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. David P. Charles, Sierra Partners LLC +1-303-757-2510 x11